Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:
Public Relations

Tiffany Charles (314) 746-8567

Tiffany.Charles@commercebank.com

Investor Relations

Matt Burkemper (314) 746-7485

Matthew.Burkemper@CommerceBank.com

COMMERCE BANCSHARES, INC. AND FINEMARK HOLDINGS, INC. ANNOUNCE DEFINITIVE MERGER AGREEMENT

Bolsters wealth management business in high-growth markets with addition of FineMark’s assets under administration of $7.7 billion and bank assets of $4.0 billion

KANSAS CITY, MO & FORT MYERS, FL, June 16, 2025 – Commerce Bancshares, Inc. (NASDAQ:CBSH) (“Commerce”) and FineMark Holdings, Inc. (OTCQX:FNBT) (“FineMark”) today jointly announced they have entered into a definitive merger agreement pursuant to which Commerce will acquire FineMark in an all-stock transaction valued at approximately $585MM. FineMark is the parent company of FineMark National Bank & Trust, a nationally chartered commercial bank and trust company serving clients through 13 banking offices in Florida, Arizona and South Carolina.

Founded in 2007, FineMark has a long history of building extraordinary client relationships through a holistic, integrated approach to asset management, banking, investments and planning - an approach that aligns closely with Commerce’s own client-first philosophy.

As of March 31, 2025, FineMark had assets of $4.0 billion, deposits of $3.1 billion and loans of $2.6 billion. FineMark’s Trust and Investment business delivers a comprehensive suite of highly personalized services to approximately 2,000 clients with approximately $7.7 billion in assets under administration (“AUA”).

John Kemper, President and Chief Executive Officer of Commerce, said, "We are excited to welcome FineMark, marking a strategic milestone that is the culmination of years of relationship building, mutual trust, and shared values. FineMark is a natural culture fit, with a history of strong asset quality, a shared client-centric approach to wealth management and banking, and a commitment to building strong communities. Together, with over $36 billion in assets and over $82 billion in wealth assets under administration, we are poised to accelerate growth, expand our reach, and deliver even greater value to clients, shareholders, and the communities we serve for many years to come. This acquisition is about more than scale—it's about shared purpose and the opportunity to achieve more together."

John Handy, President and Chief Executive Officer of Commerce Trust, adds, "FineMark's higher-growth markets and exceptional team of professionals provide a platform for continued growth, building on our existing presence in Florida and expanding our footprint in attractive new geographies. We are thrilled to welcome FineMark's team, clients, and shareholders to Commerce."

Joseph R. Catti, Chairman and Chief Executive Officer of FineMark, said, "When we started FineMark in February 2007, the mission was to build extraordinary relationships by going above and beyond. Central to this mission is our culture. We work every day to build and protect the primary attributes which include integrity, hard work, caring and service to others — both in the bank and in the communities we serve.

After several years of getting to know the team at Commerce, we are delighted to have identified a partner that shares these same values and will enable us to continue to grow and further our mission. We believe it reflects well on FineMark that a bank of Commerce’s caliber would see the value in what we have created. We are excited to announce a partnership that will benefit both institutions, our clients, and shareholders, while also positioning us to work together towards the next chapter of our combined organization’s legacy."

TRANSACTION TERMS

Under the terms of the agreement, shareholders of FineMark will receive a fixed exchange ratio of 0.690 shares of Commerce common stock for each share of FineMark common stock. The per share value equates to $41.87 for FineMark shareholders based on the closing price of Commerce common stock on June 13, 2025, or approximately $585 million in the aggregate including the conversion of outstanding preferred stock. The definitive merger agreement has been approved by the board of directors of each company. The transaction remains subject to regulatory approval, approval of FineMark shareholders and other customary closing conditions. Pending these approvals, the transaction is anticipated to close on January 1, 2026.

CONFERENCE CALL

Commerce will host an investor call on Monday, June 16, at 10:00 a.m. (CT) / 11:00 a.m. (ET), to discuss the acquisition of FineMark. The live audio webcast link and corresponding presentation slides will be available on Commerce’s Investor Relations web page at investor.commercebank.com.

A replay of the conference call will be available at investor.commercebank.com.

TRANSACTION ADVISORS

Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Holland & Knight LLP acted as legal advisor to Commerce. Piper Sandler & Co. served as financial advisor and Alston & Bird LLP acted as legal advisor to FineMark.

ABOUT COMMERCE

With $32.4 billion in assets1, Commerce Bancshares, Inc. (NASDAQ: CBSH) is a regional bank holding company offering a full line of banking services through its subsidiaries, including payment solutions, investment management and securities brokerage. One of its subsidiaries, Commerce Bank, leverages 160 years of proven strength and experience to help individuals and businesses solve financial challenges. In addition to offering payment solutions across the U.S., Commerce Bank currently operates full-service banking facilities across the Midwest including the St. Louis and Kansas City metropolitan areas, Springfield, Central Missouri, Central Illinois, Wichita, Tulsa, Oklahoma City, and Denver. Beyond the Midwest, Commerce also maintains commercial offices in Dallas, Houston, Cincinnati, Nashville, Des Moines, Indianapolis, and Grand Rapids and wealth offices in Dallas, Houston and Naples. Commerce delivers high-touch service and sophisticated financial solutions at regional branches, commercial and wealth offices, ATMs, online, mobile and through a 24/7 customer service line. Learn more at www.commercebank.com.

1As of March 31, 2025

ABOUT FINEMARK

FineMark Holdings, Inc. is the parent company of FineMark National Bank & Trust. Founded in 2007, FineMark is a nationally chartered bank and trust company, headquartered in Florida. Through its offices located in Florida, Arizona and South Carolina, FineMark offers a full range of financial services, including personal and business banking, lending, trust and investment services. FineMark’s common stock trades on the OTCQX under the symbol FNBT. Investor information is available on FineMark’s website at www.finemarkbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed business combination transaction between Commerce and FineMark (the “Proposed Transaction”), the plans, objectives, expectations and intentions of Commerce and FineMark, the expected timing of completion of the Proposed Transaction, and other statements that are not historical facts. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

Factors relating to the Proposed Transaction that could cause or contribute to actual results differing materially from those contained or implied in forward-looking statements or historical performance include, in addition to those factors identified elsewhere in this press release the occurrence of any event, change or other circumstances that could give rise to the right of Commerce or FineMark to terminate the definitive merger agreement governing the terms and conditions of the Proposed Transaction; the outcome of any legal proceedings that may be instituted against Commerce or FineMark; the possibility that revenue or expense synergies or the other expected benefits of the Proposed Transaction may not fully materialize or may take longer to realize than expected, or may be more costly to achieve than anticipated, including as a result of the impact of, or problems arising from, the integration of the two companies, the strength of the economy and competitive factors in the areas where Commerce and FineMark do business, or other unexpected factors or events; the possibility that the Proposed Transaction may not be completed when expected or at all because required regulatory, shareholder or other approvals or other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect Commerce or FineMark or the expected benefits of the Proposed Transaction); the risk that Commerce is unable to successfully and promptly implement its integration strategies; reputational risks and potential adverse reactions from or changes to the relationships with the companies’ customers, employees or other business partners, including resulting from the announcement or the completion of the Proposed Transaction; the dilution caused by Commerce’s issuance of common stock in connection with the Proposed Transaction; diversion of management’s attention and time from ongoing business operations and other opportunities on matters relating to the Proposed Transaction; and other factors that may affect the future results of Commerce and FineMark, including continued pressures and uncertainties within the banking industry and Commerce’s and FineMark’s markets, including changes in interest rates and deposit amounts and composition, adverse developments in the level and direction of loan delinquencies, charge-offs, and estimates of the adequacy of the allowance for loan losses, increased competitive pressures, asset and credit quality deterioration, the impact of proposed or imposed tariffs by the U.S. government or retaliatory tariffs proposed or imposed by U.S. trading partners that could have an adverse impact on customers or any recession or slowdown in economic growth particularly in the markets in which Commerce or FineMark operate, and legislative, regulatory, and fiscal policy changes and related compliance costs.

These factors are not necessarily all of the factors that could cause Commerce’s or FineMark’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm Commerce’s or FineMark’s results.

Further information regarding Commerce and factors that could affect the forward-looking statements contained herein can be found in Commerce’s Annual Report on Form 10-K for the year ended December 31, 2024, which is accessible on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and at Investor.Commercebank.com, and in other documents Commerce files with the SEC. Information on these websites is not part of this document.

All forward-looking statements attributable to Commerce or FineMark, or persons acting on Commerce’s or FineMark’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and Commerce and FineMark do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If Commerce or FineMark update one or more forward-looking statements, no inference should be drawn that Commerce or FineMark will make additional updates with respect to those or other forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Proposed Transaction, Commerce will file with the SEC a Registration Statement on Form S-4 to register the shares of Commerce common stock to be issued in connection with the Proposed Transaction that will include a proxy statement of FineMark and a prospectus of Commerce (the “proxy statement/prospectus”), as well as other relevant documents concerning the Proposed Transaction. The definitive proxy statement/prospectus will be sent to the shareholders of FineMark seeking their approval of the Proposed Transaction and other related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF FINEMARK ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC BY COMMERCE IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about the Proposed Transaction, Commerce and FineMark, without charge, at the SEC’s website, http://www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Commerce’s Investor Relations via email at matthew.burkemper@commercebank.com or by telephone at (314) 746-7485, or to FineMark's Investor Relations via email at investorrelations@finemarkbank.com or by telephone at (239) 461-3850.

PARTICIPANTS IN THE SOLICITATION

Commerce, FineMark and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FineMark in connection with the Proposed Transaction under the rules of the SEC. Information regarding Commerce’s directors and executive officers is available in the sections entitled “Directors, Executive Officers and Corporate Governance” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Commerce’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000022356/000002235625000016/cbsh-20241231.htm); in the sections entitled “Security Ownership of Certain Beneficial Owners and Management,” “Composition of the Board, Board Diversity and Director Qualifications,” “Corporate Governance” “Compensation Discussion and Analysis” and “Executive Compensation,” in Commerce’s definitive proxy statement relating to its 2025 Annual Meeting of Shareholders, which was filed with the SEC on March 14, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000022356/000002235625000021/cbsh-20250307.htm); and other documents filed by Commerce with the SEC. To the extent holdings of Commerce common stock by the directors and executive officers of Commerce have changed from the amounts held by such persons as reflected in the documents described above, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Proposed Transaction. Free copies of this document may be obtained as described in the preceding paragraph.